Exhibit 10.1
AMENDMENT TO
VOTING PROXY AGREEMENT

This AMENDMENT TO VOTING PROXY AGREEMENT (this “Amendment”) is entered into as of this 20th day of July, 2005 (“Effective Date”) and amends the Voting Proxy Agreement executed on August 25, 1995 by and between Sumner M. Redstone, an individual (“Redstone”), National Amusements, Inc., a Maryland corporation (“NAI” and collectively with Redstone, the “ Shareholders”), WMS Industries Inc., a Delaware corporation (the “Company”), and Louis J. Nicastro and Neil D. Nicastro, individuals, as amended by that certain First Amendment to Voting Proxy Agreement dated as of October 23, 2002 by and among the Company, the Shareholders, Louis J. Nicastro and Neil D. Nicastro (the “Agreement”).

RECITALS

A. The Agreement will expire in accordance with its terms on August 24, 2005.

B. The parties wish to amend and extend the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the parties agree as follows:

1.	TERM. Section 2.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Unless sooner terminated as provided in paragraphs 2.3 through 2.5 hereof, this Agreement shall continue in force until midnight, central time, on August 24, 2010 (hereinafter the “Voting Proxy Term”). The parties may agree to further extend this Agreement at any time prior to expiration of the Voting Proxy Term.”

2.	NOTICES. Section 6.12 of the Agreement is hereby deleted in its entirety and replaced with the following:

“All notices or communications hereunder shall be in writing and sent to the following addresses or at such other addresses as the parties may designate from time to time:

If to the Shareholders:
Sumner M. Redstone
c/o National Amusements, Inc.
200 Elm Street
Dedham, MA 02026
Facsimile: 781 461-1412
Attn: Tilly Berman

National Amusements, Inc.
200 Elm Street
Dedham, MA 02026
Facsimile: 781 461-1412
Attn: General Counsel

If to the Company:	WMS Industries Inc. 800 South Northpoint Blvd. Waukegan, Illinois 60085 Facsimile: 847-785-3901 ATTN: General Counsel and Secretary
If to Neil D. Nicastro:	Neil D. Nicastro c/o WMS Industries Inc. 800 South Northpoint Blvd. Waukegan, Illinois 60085 Facsimile: 847-785-3787
If to Nevada Board Chairman:	Dennis K. Neilander, Chairman State Gaming Control Board 1919 E. College Parkway Carson City, NV 89706 Facsimile: 775-687-5817

3.
CONSTRUCTION. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Agreement. If any conflict arises between the terms of this Amendment and the terms of the Agreement, this Amendment shall control. Except as otherwise provided in this Amendment, the terms of the Agreement shall remain in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall constitute an original.

IN WITNESS WHEREOF, the Parties hereto have signed this Amendment as of the day and year first above written.

/s/ Sumner Redstone	/s/ Neil D. Nicastro
Sumner Redstone	Neil D. Nicastro

National Amusements, Inc. a Maryland corporation	WMS Industries Inc., a Delaware corporation
By: /s/ Richard J. Sherman	By: /s/ Brian R. Gamache
Print name: Richard J. Sherman Title: Vice President and Assistant Secretary	Print name: Brian R. Gamache Title: President and Chief Executive Officer